UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 17, 2015

SPEED COMMERCE, INC.
(Exact name of registrant as specified in its charter)

Minnesota	000-22982	41-1704319
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1303 E. Arapaho Road, Suite 200

Richardson, TX 75081

(Address of Principal Executive Offices) (Zip code)

Registrant’s telephone number, including area code:  (866) 377-3331

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

TABLE OF CONTENTS

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01	Financial Statements and Exhibits

SIGNATURES

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 17, 2014, Monroe David Bryant, Jr. resigned from the Board of Directors of Speed Commerce, Inc., effective immediately. Prior to his resignation, Mr. Bryant was a member of the Compensation Committee and the Governance and Nominating Committee of the company’s Board of Directors. Mr. Bryant has indicated that his decision to resign from the Board is attributable to personal matters and was not due to any disagreements with the company on any matter relating to its operations, policies or practices. A copy of Mr. Bryant’s resignation letter is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d)       Exhibits:

Exhibit

99.1            Letter of Resignation from Monroe David Bryant, Jr., delivered February 17, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPEED COMMERCE, INC.

By: /s/ Ryan F. Urness Ryan F. Urness General Counsel and Secretary
Date: February 19, 2015